EXHIBIT 16.1

RBSM LLP
Certified Public Accountants
New York, New York

July 14, 2008

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re:	Franklin Towers Enterprises, Inc.
File No. 000-52150

Dear Sir or Madam:

We have read Item 4.01 of the Form 8-K of Franklin Towers Enterprises, Inc. dated July 10, 2008 and agree with the statements relating only to RBSM LLP, Certified Public Accountants, contained herein.

Very truly yours,

/s/ RBSM LLP
RBSM LLP